                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 24, 2000




                               ON ASSIGNMENT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                    0-20540                   94-4023433
---------------             ----------------              ----------
(State or other             (Commission File            (IRS Employer
jurisdiction of                  Number)              Identification No.)
incorporation)

26651 West Agoura Road, Calabasas, California                 91302
---------------------------------------------               ---------
(Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (818) 878-7900


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

       On August 24, 2000, On Assignment, Inc. (the "Company") filed a Certificate of Amendment of Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware. The Certificate of Amendment increased the authorized number of shares of the Company's common stock from 25,000,000 to 75,000,000, and increased the total number of authorized shares of the Company's stock from 26,000,000 to 76,000,000. The Certificate of Amendment was approved by the Company's shareholders at the Company's 2000 Annual Meeting of Shareholders held on June 13, 2000.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(1)    Financial Statements of Business Acquired.

       Not applicable.

(2)    Pro Forma Financial Information.

       Not applicable.

(3)    Exhibits. The following Exhibit is filed as part of this report:

Exhibit No.                                        Description
-----------                                        -----------
   3.1              Certificate of Amendment of Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on August 24, 2000.

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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ON ASSIGNMENT, INC.



Date: September 29, 2000                           By:/s/ Kathy J. West
                                                      --------------------------
                                                      Kathy J. West, President

                               INDEX TO EXHIBITS


Exhibit No.                       Description
-----------                       -----------

   3.1 Certificate of Amendment of Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on August 24, 2000.